Exhibit 99.1

Great Elm Capital Corp. Announces

FIRST Quarter 2024 Financial Results

Company to Host Conference Call and Webcast at 5:00 PM ET Today

PALM BEACH GARDENS, Florida, May 2, 2024 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced its financial results for the first quarter ended March 31, 2024.

First Quarter and Other Recent Highlights:

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In February 2024, the Company raised $24 million of equity at Net Asset Value from a special purchase vehicle (“SPV”), supported by a $6 million investment by Great Elm Group (“GEG”) into the SPV.
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In April 2024, the Company issued $34.5 million of 8.50% notes due 2029 (the “GECCI Notes”) to further bolster liquidity and provide balance sheet flexibility.
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Net investment income (“NII”) for the quarter ended March 31, 2024 was $3.2 million, or $0.37 per share, as compared to $3.3 million, or $0.43 per share, for the quarter ended December 31, 2023.
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Fifth consecutive quarter of NII per share covering the base dividend.
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Net assets were $118.8 million, or $12.57 per share, on March 31, 2024, as compared to $98.7 million, or $12.99 per share, on December 31, 2023.
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NAV adversely impacted by $0.55 per share in the quarter from write-downs on certain investments in illiquid assets originated by prior management.
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GECC’s asset coverage ratio improved to 180.2% as of March 31, 2024, as compared to 169.0% as of December 31, 2023, and 159.8% as of March 31, 2023.
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Asset coverage ratio pro forma for April bond issuance of approximately 166.9%.
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The Board of Directors approved a quarterly dividend of $0.35 per share for the second quarter of 2024, equating to a 13.5% annualized yield on the Company’s closing market price on May 1, 2024 of $10.36.

Management Commentary

“With 2024 underway, we were pleased to generate NII that covered the dividend for the fifth consecutive quarter,” said Matt Kaplan, GECC’s Chief Executive Officer. “NAV in the quarter was negatively impacted by 55 cents per share from illiquid investments in two portfolio companies which we inherited from prior management. We also successfully completed a Notes offering shortly after quarter-end, which provides us with additional capital to deploy into quality investments that offer attractive risk-adjusted returns for our shareholders. Additionally, we recently announced a JV to invest in CLO entities and related warehouse facilities. We expect the CLO JV will start receiving quarterly distributions in the third quarter and are targeting mid-teens to low-20% IRRs over time. Looking ahead, we expect NII to ramp in the second half of the year as we deploy capital from our recent issuances and generate income from new investments, including our CLO JV, leaving us well positioned to cover our dividend.”

Financial Highlights – Per Share Data

	Q1/2023	Q2/2023	Q3/2023	Q4/2023	Q1/2024
Earnings Per Share (“EPS”)	$1.07	$0.68	$1.02	$0.55	($0.05)
Net Investment Income (“NII”) Per Share	$0.37	$0.44	$0.40	$0.43	$0.37
Pre-Incentive Net Investment Income Per Share	$0.47	$0.56	$0.50	$0.54	$0.46
Net Realized and Unrealized Gains / (Losses) Per Share	$0.70	$0.24	$0.62	$0.12	($0.42)
Net Asset Value Per Share at Period End	$11.88	$12.21	$12.88	$12.99	$12.57
Distributions Paid / Declared Per Share	$0.35	$0.35	$0.35	$0.45	$0.35

Portfolio and Investment Activity

As of March 31, 2024, GECC held total investments of $262.9 million at fair value, as follows:

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44 debt investments in corporate credit, totaling approximately $184.5 million and representing 70.2% of the fair market value of the Company’s total investments. Secured debt investments comprised a substantial majority of the fair market value of the Company’s debt investments.
•
An investment in Great Elm Specialty Finance comprised of 1 debt investment totaling approximately $28.7 million and 1 equity investment totaling approximately $15.9 million and representing 10.9% and 8.1%, respectively, of the fair market value of the Company’s total investments.
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3 dividend paying equity investments, including our CLO investment, totaling approximately $21.2 million, representing 8.1% of the fair market value of the Company’s total investments.
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Other equity investments, totaling approximately $12.5 million, representing 4.8% of the fair market value of the Company’s total investments.

As of March 31, 2024, the weighted average current yield on the Company’s debt portfolio was 13.1%. Floating rate instruments comprised approximately 69% of the fair market value of debt investments (up from 67% as of December 31, 2023) and the Company’s fixed rate debt investments had a weighted average maturity of 2.2 years.

During the quarter ended March 31, 2024, we deployed approximately $64.2 million into 29 investments(1) at a weighted average current yield of 12.5%.

During the quarter ended March 31, 2024, we monetized, in part or in full, 33 investments for approximately $28.9 million(2), at a weighted average current yield of 11.4%. Monetizations include $16.5 million of mandatory debt paydowns and redemptions at a weighted average current yield of 12.2%. Sales aggregated to $12.4 million at a weighted average current yield of 9.7%.

Financial Review

Total investment income for the quarter ended March 31, 2024 was $8.9 million, or $1.03 per share. Net expenses for the quarter ended March 31, 2024 were approximately $5.7 million, or $0.66 per share.

Net realized and unrealized losses for the quarter ended March 31, 2024 were approximately $3.7 million, or $0.42 per share.

Liquidity and Capital Resources

As of March 31, 2024, cash and money market securities totaled approximately $8.7 million.

As of March 31, 2024, total debt outstanding (par value) was $148.1 million, comprised of 6.75% senior notes due January 2025 (NASDAQ: GECCM), 5.875% senior notes due June 2026 (NASDAQ: GECCO), 8.75% senior notes due September 2028 (NASDAQ: GECCZ), and $5.0 million outstanding on the $25.0 million revolving credit facility due May 2027.

Subsequent to quarter-end, the Company issued $34.5 million in aggregate principal amount of 8.50% notes due June 2029 (NASDAQ: GECCI), and repaid $5.0 million of the outstanding balance on the revolving line of credit, leaving no borrowings outstanding under the revolving line.

Distributions

The Company’s Board of Directors has approved a quarterly cash distribution of $0.35 per share for the quarter ending June 30, 2024. The second quarter distribution will be payable on June 28, 2024 to stockholders of record as of June 14, 2024.

The distribution equates to a 13.5% annualized dividend yield on the Company’s closing market price on May 1, 2024 of $10.36 and an 11.1% annualized dividend yield on the Company’s March 31, 2024 NAV of $12.57 per share.

Conference Call and Webcast

GECC will discuss these results in a conference call today at 5:00 p.m. ET.

Conference Call Details

Date/Time: Thursday, May 2, 2024 – 5:00 p.m. ET

Participant Dial-In Numbers:

(United States): 800-717-1738

(International): 646-307-1865

To access the call, please dial-in approximately five minutes before the start time and, when asked, provide the operator with passcode “GECC”. An accompanying slide presentation will be available in pdf format via the “Events and Presentations” section of Great Elm Capital Corp.’s website here after the issuance of the earnings release.

Webcast

The call and presentation will also be simultaneously webcast over the internet via the Events and Presentations section of GECC’s website or by clicking on the conference call link here.

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses. http://www.greatelmcc.com

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, rising interest rates, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Endnotes:

(1) This includes new deals, additional fundings (inclusive of those on revolving credit facilities), refinancings and capitalized PIK income. Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

(2) This includes scheduled principal payments, prepayments, sales and repayments (inclusive of those on revolving credit facilities). Amounts included herein do not include investments in short-term securities, including United States Treasury Bills.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

Dollar amounts in thousands (except per share amounts)

	March 31, 2024	December 31, 2023
Assets
Investments
Non-affiliated, non-controlled investments, at fair value (amortized cost of $217,882 and $179,626, respectively)	$218,060	$183,335
Non-affiliated, non-controlled short-term investments, at fair value (amortized cost of $8,335 and $10,807, respectively)	8,335	10,807
Affiliated investments, at fair value (amortized cost of $13,420 and $13,423, respectively)	214	1,067
Controlled investments, at fair value (amortized cost of $46,300 and $46,300, respectively)	44,586	46,210
Total investments	271,195	241,419

Cash and cash equivalents	334	953
Receivable for investments sold	2,595	840
Interest receivable	3,827	2,105
Dividends receivable	763	1,001
Due from portfolio company	38	37
Deferred financing costs	311	335
Prepaid expenses and other assets	64	135
Total assets	$279,127	$246,825

Liabilities
Notes payable (including unamortized discount of $2,641 and $2,896, respectively)	$140,469	$140,214
Revolving credit facility	5,000	-
Payable for investments purchased	10,411	3,327
Interest payable	37	32
Accrued incentive fees payable	1,466	1,431
Distributions payable	-	760
Due to affiliates	1,560	1,195
Accrued expenses and other liabilities	1,389	1,127
Total liabilities	$160,332	$148,086

Commitments and contingencies	$-	$-

Net Assets
Common stock, par value $0.01 per share (100,000,000 shares authorized, 9,452,382 shares issued and outstanding and 7,601,958 shares issued and outstanding, respectively)	$94	$76
Additional paid-in capital	307,599	283,795
Accumulated losses	(188,898)	(185,132)
Total net assets	$118,795	$98,739
Total liabilities and net assets	$279,127	$246,825
Net asset value per share	$12.57	$12.99

GREAT ELM CAPITAL CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

Dollar amounts in thousands (except per share amounts)

	For the Three Months Ended March 31,
	2024	2023
Investment Income:
Interest income from:
Non-affiliated, non-controlled investments	$5,987	$5,476
Non-affiliated, non-controlled investments (PIK)	630	449
Affiliated investments	33	30
Controlled investments	931	442
Controlled investments (PIK)	-	233
Total interest income	7,581	6,630
Dividend income from:
Non-affiliated, non-controlled investments	386	318
Controlled investments	385	616
Total dividend income	771	934
Other commitment fees from non-affiliated, non-controlled investments	525	802
Other income from:
Non-affiliated, non-controlled investments	32	44
Total other income	32	44
Total investment income	$8,909	$8,410

Expenses:
Management fees	$940	$869
Incentive fees	798	710
Administration fees	385	295
Custody fees	36	22
Directors’ fees	54	52
Professional services	388	536
Interest expense	2,807	2,821
Other expenses	303	238
Total expenses	$5,711	$5,543
Net investment income before taxes	$3,198	$2,867
Excise tax	$5	$28
Net investment income	$3,193	$2,839

Net realized and unrealized gains (losses):
Net realized gain (loss) on investment transactions from:
Non-affiliated, non-controlled investments	$2,356	$1,845
Total net realized gain (loss)	2,356	1,845
Net change in unrealized appreciation (depreciation) on investment transactions from:
Non-affiliated, non-controlled investments	(3,533)	2,781
Affiliated investments	(850)	163
Controlled investments	(1,624)	532
Total net change in unrealized appreciation (depreciation)	(6,007)	3,476
Net realized and unrealized gains (losses)	$(3,651)	$5,321
Net increase (decrease) in net assets resulting from operations	$(458)	$8,160

Net investment income per share (basic and diluted):	$0.37	$0.37
Earnings per share (basic and diluted):	$(0.05)	$1.07
Weighted average shares outstanding (basic and diluted):	8,659,344	7,601,958